Exhibit 1.01
SYMANTEC CORPORATION
2.750% Senior Notes Due 2015
4.200% Senior Notes Due 2020
Underwriting Agreement
September 13, 2010
J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC
As Representatives of the Underwriters
c/o J.P. Morgan Securities LLC
383 Madison Avenue — 3rd Floor
New York, NY 10179
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
c/o UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Ladies and Gentlemen:
          Symantec Corporation, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 2.750% Senior Notes due 2015 of the Company in the principal amounts identified on Schedule I hereto (the “2015 Notes”) and 4.200% Senior Notes due 2020 of the Company in the principal amounts identified on Schedule I hereto (the “2020 Notes”, and together with the 2015 Notes, the “Securities”) to be issued under an indenture (the “Indenture”), dated as of September 16, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.
          Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.
          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriters as set forth below in this Section 1.
          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
          (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) based upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
          (c) The Disclosure Package did not, as of the Time of Sale, and at all times through the Closing Date will not, and each electronic road show, when considered together with the Disclosure Package as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
          (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405).
          (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(a) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
          (g) The Company is not, and after giving effect to the offer and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will not be, required to register as an “investment company” as defined in the

Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
          (h) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase the Securities (except as contemplated in this Agreement).
          (i) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
          (j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to be in good standing, have such corporate power or authority, or to so qualify would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”); and each of the significant subsidiaries (as identified in paragraph (hh) below) has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is chartered, organized or formed, except where the failure to be so organized, qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
          (k) All the outstanding shares of capital stock of each significant subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the significant subsidiaries are owned by the Company either directly or through wholly owned subsidiaries (except for nominal shares held by other shareholders as required in certain jurisdictions) free and clear of any security interest, claim, lien or encumbrance (other than intercompany security interests, claims, liens and encumbrances).
          (l) The Company’s authorized capitalization is as set forth in the Disclosure Package and the Final Prospectus; the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), have been duly authorized and validly issued and are fully paid and nonassessable; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus).

          (m) The statements in the Disclosure Package and the Final Prospectus under the headings “United States Federal Income Tax Considerations” and the “Description of Notes” fairly summarize the matters therein described in all material respects.
          (n) This Agreement has been duly authorized, executed and delivered by the Company.
          (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.
          (p) None of the execution and delivery of this Agreement, the Indenture, the issuance and sale of the Securities, the consummation of any other of the transactions herein or therein contemplated or the fulfillment of the terms hereof or thereof will conflict with, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, (i) the charter or bylaws or comparable constituting documents of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its significant subsidiaries is a party or bound or to which its or their property is subject; or (iii) any law or statute, or any rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the case of clause (ii) above, for any such conflict, breach or violation as would not, individually or in the aggregate, have a Material Adverse Effect.
          (q) The Indenture has been duly authorized and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its respective terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
          (r) The Securities have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

          (s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); to the extent that the Registration Statement, the Disclosure Package and the Final Prospectus contain any non-GAAP financial measures (as defined in Regulation S-K under the Act) such measures have been provided in compliance with Regulation G and, as applicable, Item 10 of Regulation S-K.
          (t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its significant subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened in writing that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) if the subject of a reasonably possible unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (u) Neither the Company nor any of its significant subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its significant subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such significant subsidiary or any of its properties, as applicable, except, in the case of each of clauses (ii) and (iii) above, for any such violation or default as would not, individually or in the aggregate, have a Material Adverse Effect.
          (v) KPMG LLP, who have delivered their reports with respect to the audited consolidated financial statements and schedule, and with respect to management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting included or incorporated by reference in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).
          (w) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.
          (x) The Company has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (y) No labor problem or dispute with the employees of the Company or any of its significant subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its significant subsidiaries’ principal suppliers, contractors or customers, except, in any case, as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (z) To the extent not self-insured, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto); to the extent the Company or any of its subsidiaries is self-insured, such entity is self-insured against losses in a manner such entity believes is commercially reasonable.
          (aa) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company, or any other subsidiary of the Company, as the case may be, except as described in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (bb) Except as would not have a Material Adverse Effect, the Company and its subsidiaries own, possess, license or have other rights to use on reasonable terms, all patents, trade and service marks, trade names, copyrights, domain names (in each case including all registrations and applications to register same), inventions, trade secrets, technology, know-how, and other intellectual property, (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted. Except as set forth in the Disclosure Package and the Final Prospectus and except in each case as would not have a Material Adverse Effect, (i) the Company owns, or has rights to use under license, all such Intellectual Property free and clear in all material respects of all adverse claims, liens or other encumbrances; (ii) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in or to any such

Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, scope or enforceability of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party that the Company or any subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of any third party, and the Company is unaware of any other fact which would form a reasonable basis for a claim of such infringement or violation; and (vi) to the knowledge of the Company, there is no valid and subsisting patent or published patent application that would preclude the Company, in any material respect, from practicing any such Intellectual Property.
          (cc) The statements contained in the Disclosure Package and the Final Prospectus under the captions “Risk Factors — Third parties claiming that we infringe their proprietary rights could cause us to incur significant legal expenses and prevent us from selling our products,” “Risk Factors — If we do not protect our proprietary information and prevent third parties from making unauthorized use of our products and technology, our financial results could be harmed,” “Risk Factors — Some of our products contain “open source” software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business” and “Risk Factors — Our software products and website may be subject to intentional disruption that could adversely impact our reputation and future sales” and “Business—Intellectual Property”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are materially accurate and fair summaries of such legal matters, agreements, documents or proceedings.
          (dd) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) and except as would not have a Material Adverse Effect, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable regulatory authorities necessary to conduct their respective businesses, and (subject to the foregoing exceptions) the Company and each of its subsidiaries has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
          (ee) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls over financial reporting described above were effective as of July 2, 2010, and the Company is not aware of any material weakness in such internal controls over financial reporting.

          (ff) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, such disclosure controls and procedures were effective as of July 2, 2010.
          (gg) The Company and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (hh) The subsidiaries listed on Annex A attached hereto are the only “significant subsidiaries” of the Company (as defined in Rule l-02 of Regulation S-X). References herein to “significant subsidiaries” are to the subsidiaries so listed. All other subsidiaries of the Company, when taken together, do not represent a “significant subsidiary” as so defined (except that, for this purpose only, “30 percent” shall be substituted for all references to “10 percent” in such definition).
          (ii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
          (jj) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (kk) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
          (ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (mm) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, on September 16, 2010, or at such time on such later date not more than one Business Day after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
          4. Offering by Underwriters. The Underwriters advise the Company that the several Underwriters propose to offer the Securities for sale to the public on the terms and in the manner set forth in the Final Prospectus.
          5. Agreements.
          (a) The Company agrees with the several Underwriters that:
     (i) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (B) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (C) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (ii) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

     (iii) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Company will (A) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package to correct such statement or omission; and (C) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (iv) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Disclosure Package or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Disclosure Package or the Final Prospectus to comply with the Act or the rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a)(i) of this Section 5, any such amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you or your counsel without charge in such quantities as you may reasonably request.
     (v) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (vi) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, facsimile copies of the manually signed Registration Statement (including exhibits thereto) and to each other Underwriter a facsimile copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.
     (vii) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to qualify to do business or as a dealer in securities in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising solely out of the offer or sale of the Securities, in any jurisdiction where it is not now so subject or where it would be subject to taxation as a foreign corporation in respect of doing business in any jurisdiction in which it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
     (viii) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(a)(ii) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (ix) The Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell, contract to sell, pledge, otherwise dispose of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company of, file (or participate in the filing of), directly or indirectly, a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any non-convertible debt securities issued or guaranteed by the Company (other than the Securities), or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.
     (x) The Company will not take, directly or indirectly, any action designed to, or that has constituted or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (xi) The Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
          (b) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements, schedules and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested by the Underwriters for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of the Securities and any taxes payable in connection therewith; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered by the Company in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) any fees charged by the rating agencies for the rating of the Securities; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Company contained herein at the Time of Sale and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(a)(ii) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) The Company shall have requested and caused Fenwick & West LLP, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
     (i) the Registration Statement has become effective under the Act; any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened; the Registration Statement and the Final Prospectus excluding the financial statements and other financial and statistical information contained therein, as well as that part of the Registration Statement that constitutes the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act, as to which, in each case, such counsel need express no opinion) appeared on their face to be appropriately responsive in all material respects with the applicable requirements of the Act and the rules thereunder; and the Indenture appeared on its face to be appropriately responsive in all material respects with the requirements of the Trust Indenture Act;
     (ii) The documents incorporated by reference in the Disclosure Package and the Final Prospectus (excluding the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), when they were filed with the Commission appeared on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     (iii) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except for such jurisdictions where the failure to be in good standing, have such corporate power or authority, or to so qualify would not, individually or in the aggregate, have a Material Adverse Effect;
     (iv) the Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus under the heading “Capitalization”; the Securities conform to the description thereof contained in the Disclosure Package and the Final Prospectus;
     (v) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
     (vi) the Securities have been duly authorized and executed by the Company and, when authenticated in accordance with the terms of the Indenture and delivered against payment therefor pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to customary qualifications and assumptions as to enforceability of remedies and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);
     (vii) the statements set forth under the headings “Description of Notes”. and “United States Federal Tax Considerations” in the Disclosure Package and the Final Prospectus, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture or matters of applicable tax law and regulations, provide in all material respects an accurate and fair summary of such provisions, laws and regulations;
     (viii) the execution and delivery of each of this Agreement, the Indenture, the issuance and sale of the Securities, and the consummation of any other of the transactions herein or therein provided, and the fulfillment of the terms hereof or thereof, do not (A) conflict with or result in a breach of any agreement or instrument filed as an exhibit pursuant to Item 601(b)(10) of Regulation S-K in the Company’s annual report on Form 10-K for the fiscal year ended April 2, 2010 (such list of agreements and instruments having been represented to such counsel by the Company as a list of all material agreements or instruments to which the Company or any of its subsidiaries is a party or is bound that would be required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K if such Annual Report on Form 10-K were filed as of the Closing Date); (B) result in violation of the charter or bylaws of the Company; or (C) result in the violation of any law or statute or any rule, regulation, judgment, order or decree known to such counsel specifically naming the Company as being bound of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties (provided that such counsel shall be entitled to limit their opinion to laws that, in the experience of such counsel, customarily apply to similar transactions);
     (ix) this Agreement has been duly authorized, executed and delivered by the Company;
     (x) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;
     (xi) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company’s securities.
In rendering such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials. In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel has no reason to believe that (i) the Registration Statement (including the documents incorporated by reference therein and excluding the financial statements and other financial information contained herein, and that part of the Registration Statement that constitutes the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act, in each case, as to which such counsel need express no opinion), as amended or supplemented at the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package (but not including any electronic “road shows”), as amended or supplemented at the Time of Sale, at the Time of Sale contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (in each case, other than the financial statements, schedule and other financial information contained therein and statistical data derived therefrom, as to which such counsel need express no opinion), and (iii) the Final Prospectus as of its date or on the Closing Date (in each case, other than the financial statements, schedule and other financial information contained therein and statistical data derived therefrom, as to which such counsel need express no opinion) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. References to the Disclosure Package, the Preliminary Prospectus and the Final Prospectus in this Section 6(b) include any amendment or supplement thereto at the Closing Date.
          (c) The Company shall have requested and caused Scott C. Taylor, general counsel for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that, to his knowledge and other than as set forth in the Disclosure Package and the Final Prospectus, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that would reasonably be expected to have a Material Adverse Effect
          (d) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) an executive officer of the Company and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
     (ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives and confirming that they are independent registered public accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package, the Registration Statement (exclusive of any amendment or supplement thereto) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that indicates a negative change or does not indicate the direction of the possible change.
          (i) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          (j) At or prior to the Closing Date, the Company and the Trustee shall have executed and delivered the Indenture.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Underwriters, at Simpson Thacher & Bartlett LLP, 2550 Hanover Street, Palo Alto, CA 94304, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(a)(ii) hereto, or in any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished to the Company consists of the information specified in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.
          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability to which any Underwriter may otherwise have. The Company acknowledges and the Representatives agree on behalf of all Underwriters that (i) the statement set forth in the last paragraph of the front cover page of the Final Prospectus regarding delivery of the Securities and (ii) the third and sixth full paragraphs under the heading “Underwriting” in the Disclosure Package and Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriters hereunder.

If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act and each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (a) trading in the Company’s Common Stock shall have been suspended by the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on any such exchanges; (b) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Morgan Stanley & Co. Incorporated (fax no.: (212) 507-8999) and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, 29th Floor New York, New York 10036, Attention: Investment Banking Division; with a copy of Simpson Thacher & Bartlett LLP, Attention: William H. Hinman, Jr. (fax no. (650) 251-5002), 2550 Hanover Street, Palo Alto, California 94304; if sent to the Company, will be mailed, delivered or telefaxed to (650) 429-9137 and confirmed to it at 350 Ellis Street, Mountain View, California 94043, attention of the Legal Department; with a copy of Fenwick & West LLP, Attention: Daniel J. Winnike (fax no. (650) 938-5200), 801 California Street, Mountain View, California 94041.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.
          14. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter , arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          17. Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. No Fiduciary Duty. The Company hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Underwriter has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that an Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.
          “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(a)(ii) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
          “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
          “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
          “Regulation S-X” shall mean Regulation S-X under the Act.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.
          “Time of Sale” shall mean the time at which sales of the Securities are first made.

          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, Symantec Corporation
By:	/s/ James A. Beer
	Name:	James A. Beer
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

J.P. Morgan Securities LLC Morgan Stanley & Co. Incorporated UBS Securities LLC
By:	J.P. Morgan Securities LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ Christian Stewart
	Name:	Christian Stewart
	Title:	Managing Director UBS Investment Bank

By:	/s/ Matthew Baldwin
	Name:	Matthew Baldwin
	Title:	Associate Director Debt Capital Markets UBS Securities LLC

For themselves and the other several
Underwriters named in Schedule II
to the foregoing Agreement

SCHEDULE I
Underwriting Agreement dated September 13, 2010
Registration Statement No. 333-169330
Representative(s): J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC
Title, Purchase Price and Description of the 2015 Notes:
Title: 2.750% Senior Notes due 2015
Principal amount: $350,000,000.00
Purchase price (include accrued
interest or amortization, if
any): $348,547,500.00
Sinking fund provisions: None
Redemption provisions: As provided in the Disclosure Package
Title, Purchase Price and Description of the 2020 Notes:
Title: 4.200% Senior Notes due 2020
Principal amount: $750,000,000.00
Purchase price (include accrued
interest or amortization, if
any): $743,715,000.00
Sinking fund provisions: None
Redemption provisions: As provided in the Disclosure Package

Closing Date, Time and Location:	September 16, 2010 at 10:00 a.m.,
New York City time, at
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 94304
Type of Offering: Non-delayed
Date referred to in Section 5(a)(xi) after which the Company may offer or sell non-convertible debt securities issued or guaranteed by the Company without the consent of the Representative(s): 30 days from the Closing Date
Modification of items to be covered by the letter from
KPMG LLP delivered pursuant to
Section 6(f) at the Execution Time:

SCHEDULE II

	Principal Amount	Principal Amount
	of 2015 Notes to be	of 2020 Notes to
Underwriters	Purchased	be Purchased
J.P. Morgan Securities LLC	$96,845,000	$207,525,000
Morgan Stanley & Co. Incorporated	$96,845,000	$207,525,000
UBS Securities LLC	$96,845,000	$207,525,000
Banc of America Securities LLC	$8,960,000	$19,200,000
Citigroup Global Markets, Inc.	$8,960,000	$19,200,000
Credit Suisse Securities (USA) LLC	$8,960,000	$19,200,000
Wells Fargo Securities, LLC	$8,960,000	$19,200,000
BNP Paribas Securities Corp.	$7,875,000	$16,875,000
HSBC Securities (USA) Inc.	$7,875,000	$16,875,000
Mizuho Securities USA Inc.	$7,875,000	$16,875,000
Total:	$350,000,000	$750,000,000
Purchase Price for the 2015 Notes: 99.585% of the Principal Amount thereof
Purchase Price for the 2020 Notes: 99.162% of the Principal Amount thereof

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package:
•	Pricing term sheet set forth in Schedule IV

SCHEDULE IV
Filed Pursuant to Rule 433
Relating to Preliminary Prospectus Supplement dated September 13, 2010
Registration No. 333-169330
September 13, 2010
SYMANTEC CORPORATION
Pricing Term Sheet
2.750% Senior Notes due 2015

Issuer:	Symantec Corporation

Size:	$350,000,000

Security Type:	Senior Notes

Maturity:	September 15, 2015

Coupon:	2.750%

Price per bond:	99.935% of face amount

Ratings:	Baa2 by Moody’s Investor Service, Inc.
BBB by Standard & Poor’s Ratings Services

Yield to maturity:	2.764%

Spread to Benchmark Treasury:	125 bps

Benchmark Treasury:	1.250% due August 31, 2015

Benchmark Treasury Price and Yield:	98-23 3/4 1.514%

Interest Payments:	Semi-annually on March 15 and September 15, commencing March 15, 2011

Make-Whole Premium:	At any time at a discount rate of Treasury plus 20 basis points

Distribution Method:	Registered

Trade Date:	September 13, 2010

Settlement:	T+3; September 16, 2010

Joint Bookrunners:	J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC

Senior Co-Managers:	Banc of America Securities LLC
Citigroup Global Markets, Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.

4.200% Senior Notes due 2020

Issuer:	Symantec Corporation

Size:	$750,000,000

Security Type:	Senior Notes

Maturity:	September 15, 2020

Coupon:	4.200%

Price per bond:	99.612% of face amount

Ratings:	Baa2 by Moody’s Investor Service, Inc.
BBB by Standard & Poor’s Ratings Services

Yield to maturity:	4.248%

Spread to Benchmark Treasury:	150 bps

Benchmark Treasury:	2.625% due August 15, 2020

Benchmark Treasury Price and Yield:	98-30 2.748%

Interest Payments:	Semi-annually on March 15 and September 15, commencing March 15, 2011

Make-Whole Premium:	At any time at a discount rate of Treasury plus 25 basis points

Distribution Method:	Registered

Trade Date:	September 13, 2010

Settlement:	T+3; September 16, 2010

Joint Bookrunners:	J.P. Morgan Securities LLC
Morgan Stanley & Co. Incorporated
UBS Securities LLC

Senior Co-Managers:	Banc of America Securities LLC
Citigroup Global Markets, Inc.
Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp.
HSBC Securities (USA) Inc.
Mizuho Securities USA Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus and accompanying prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the accompanying preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you these documents upon request by contacting any of J.P. Morgan Securities Inc. collect on 212-834-4533, Morgan Stanley & Co. Incorporated toll-free on 866-718-1649 or UBS Securities LLC toll-free on 877-827-6444, ext 561-3884.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

ANNEX A
Significant Subsidiaries

State or Other Jurisdiction of
Name of Subsidiary	Incorporation or Organization

Altiris, Inc.	Delaware
Symantec Asia Pacific Pte. Ltd.	Singapore
Symantec Holdings Limited	Ireland
Symantec International Limited	Ireland
Symantec Limited	Ireland
Symantec Japan Inc.	Japan
Symantec Operating Corporation	Delaware
Symantec (UK) Limited	United Kingdom